                       PLEASE READ THIS CONTRACT CAREFULLY

THE DEATH BENEFIT AND CONTRACT VALUE, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. PLEASE REFER TO THE VARIABLE ACCOUNT AND DEATH BENEFIT SECTIONS FOR ADDITIONAL INFORMATION. WE AGREE TO PAY THE BENEFITS OF THIS CONTRACT IN ACCORDANCE WITH ITS TERMS.


                                 RIGHT TO CANCEL

We want you to be satisfied with the contract you have purchased and we urge you to examine it closely. If for any reason you are not satisfied, you may return the contract to us or an authorized representative within 10 days after receipt of the contract.

If you return the contract, it will be void from the Date of Issue, and you will receive a refund equal to the total of:

     1. the difference between any payments made, including fees or any other charges, and the amounts allocated to the Variable Account;

     2. the value of the amounts in the Variable Account on the date the returned contract is received at our Principal Office; and

     3.   any fees or other charges imposed on amounts in the Variable Account.


ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
Home Office:        Dover, Delaware
Principal Office:   440 Lincoln Street, Worcester, Massachusetts 01653

This is a legal contract between Allmerica Financial Life Insurance and Annuity Company and the owner. It is issued in consideration of the payment shown on the Specifications Page.




          President                                      Secretary




            MODIFIED SINGLE PAYMENT VARIABLE LIFE INSURANCE CONTRACT
                                NON-PARTICIPATING

FORM 1036-96

                                TABLE OF CONTENTS

SPECIFICATIONS                                                      3

DEFINITIONS                                                         7

GENERAL TERMS                                                       9

INFORMATION ABOUT YOU AND THE BENEFICIARY                           11

WHAT YOU SHOULD KNOW ABOUT:

         THE PAYMENTS                                               12

         YOUR CONTRACT VALUE                                        14

         THE VARIABLE ACCOUNT                                       16

         THE FIXED ACCOUNT                                          19

         TRANSFERS                                                  21

         BORROWING FROM YOUR CONTRACT                               22

         SURRENDERS AND PARTIAL WITHDRAWALS                         23

         THE DEATH BENEFIT                                          25

         THE BENEFIT OPTIONS                                        26

                                 SPECIFICATIONS

Contract Number:           Specimen

             [First] Insured:      John Doe                                     [First] Insured's Sex:   Male

       [First] Insured's Age:      35                       [First] Insured's Underwriting Risk Class:   Non-Smoker

---------------------------------------------------------------------------------------------------------------------------

[            Second Insured:]                                            [      Second Insured's Sex:]

      [Second Insured's Age:]                              [Second Insured's Underwriting Risk Class:]

---------------------------------------------------------------------------------------------------------------------------


               Date of Issue:      08/20/96                                             Contract Plan:  Modified Single
                                                                                                        Payment Variable Life
                                                                                                        Insurance Contract

                 Face Amount:      $318,554                                   Monthly Processing Date:  1st of each month

                    Owner(s):      John Doe                                                     Rider:  Living Benefits Rider

        Beneficiary at Issue:      Mary Doe                                       Rider Date of Issue:  08/20/96

---------------------------------------------------------------------------------------------------------------------------

                     Payment:  $50,000

             Maximum Payment:  The greater of [$50,000]
                               or [$4,123.06] times the
                               current contract year.

          Final Payment Date:  08/20/60

  Initial Payment Allocation:

VARIABLE SUB-ACCOUNTS

Select Emerging Markets                                    Allmerica Equity Index
FT VIP Templeton Foreign Securities                        Fidelity VIP Growth
Oppenheimer Global Securities                              FT VIP Franklin Large Cap Growth
Select International Equity                                Oppenheimer Capital Appreciation
AIM V.I. Aggressive Growth                                 Select Aggresssive Growth
AllianceBernstein Small Cap Value                          Select Growth
Fidelity VIP Value Strategies                              AIM V.I. Basic Value
FT VIP Small Cap                                           AllianceBernstein Value
FT VIP Small Cap Value Securities                          Alliance Growth & Income
MFS New Discovery                                          Fidelity VIP Contrafund
Select Strategic Growth                                    Fidelity Equity Income
Mid Cap Equity                                             MFS Total Return
AIM V.I. Capital Development                               MFS Utilities

FORM 9030-96

Fidelity VIP III Mid Cap                                   Oppenheimer Main Street Growth & Income
FT VIP Mutual Shares Securities                            Oppenheimer Multiple Strategies
MFS Mid Cap Growth                                         Select Growth & Income
Select Capital Appreciation                                Oppenheimer High Income
Select Value Opportunity                                   Fixed Income
AIM V.I. Blue Chip                                         Allmerica Government Securities
AIM V.I. Premier Equity                                    Select Investment Grade Income
Alliance Technology                                        Select Strategic Income
Allmerica Core Equity Alliance Premier Growth              Allmerica Money Market

         FIXED ACCOUNT:

10%  Initial Interest Rate:  [4%]

                                      3.1

[First Insured:            John Doe                  Contract Number:  Specimen
[Second Insured:]

Minimum Additional Payment:                         [$10,000]
Minimum Fixed Account Interest Rate:                [4% of value not subject to Outstanding Loan]
                                                    [4% of value securing Outstanding Loan - not preferred loan]
                                                    [5 1/2% of value securing Outstanding Loan - preferred loan]
Outstanding Loan Interest Rate                      [6%]
Maximum Loan Amount:                                90% of Surrender Value
Minimum Loan Amount:                                [$1.000]
Minimum Balance After Withdrawal:                   [$25,000]
Free Withdrawal Amount:                             [10% of Contract Value]


FEES AND DEDUCTIONS:                                                     CURRENT                    GUARANTEED
-------------------                                                      -------                    ----------
Administration Charge:                                                   [0.25%] Annually (1)       [0.25%] Annually (1)
Distribution Fee (Contract Years 1 - 10):                                [1.15%] Annually (1)       [1.15%] Annually (1)
Federal & State Payment Tax Charge (Contract years 1 - 10):              [1.75%] Annually (1)       [1.75%] Annually (1)
Insurance Protection Charge:                                             [0.50%] Annually (1)       See Page 5
Mortality & Expense Risk Charge:                                         [0.90%] Annually (2)       [0.90%] Annually (2)
Monthly Maintenance Fee:                                                 [$5.00]  Monthly (3)       [$5.00]  Monthly (3)


(1) This charge is deducted monthly from the Contract Value on a Pro Rata basis. The monthly charge is equal to one-twelfth of this factor times the Contact Value.

(2) This charge is deducted daily from the Variable Accounts on a pro rata basis.

(3) This charge is deducted only when the Contract Value is less than [$25,000.]

If you have any questions, need information about your coverage or require assistance, please call our Principal Office. The number is [(508)855-1000].

[First] Insured:           John Doe                  Contract Number:  Specimen
[Second Insured:]

           GUARANTEED MAXIMUM MONTHLY INSURANCE PROTECTION RATE TABLE

              [AGE]                                               [AGE]
          [AGE YOUNGER          INSURANCE PROTECTION           [AGE YOUNGER           INSURANCE PROTECTION
             INSURED]              RATE PER $1,000                INSURED]                RATE PER $1,000
      ----------------------- --------------------------- -------------------------- --------------------------
                35                       0.14                        65                         1.87
                36                       0.15                        66                         2.07
                37                       0.16                        67                         2.29
                38                       0.17                        68                         2.53
                39                       0.18                        69                         2.79
                40                       0.19                        70                         3.09
                41                       0.21                        71                         3.44
                42                       0.22                        72                         3.83
                43                       0.24                        73                         4.29
                44                       0.26                        74                         4.79

                45                       0.28                        75                         5.33
                46                       0.31                        76                         5.90
                47                       0.33                        77                         6.51
                48                       0.36                        78                         7.15
                49                       0.39                        79                         7.84
                50                       0.42                        80                         8.62
                51                       0.46                        81                         9.49
                52                       0.51                        82                        10.50
                53                       0.56                        83                        11.62
                54                       0.62                        84                        12.86

                55                       0.68                        85                        14.17
                56                       0.75                        86                        15.56
                57                       0.83                        87                        17.00
                58                       0.91                        88                        18.48
                59                       1.01                        89                        20.04
                60                       1.11                        90                        21.69
                61                       1.23                        91                        23.48
                62                       1.36                        92                        25.50
                63                       1.51                        93                        27.96
                64                       1.69                        94                        31.38

                                                                     95                        36.79
                                                                     96                        46.58
                                                                     97                        67.04
                                                                     98                        83.33
                                                                     99                        83.33

                  [Note: Single life, Male, Age 35, Non-smoker]
                   [Based on 1980 CSO Age Last Birthday Table]

[First] Insured:           John Doe                  Contract Number:  Specimen
[Second Insured:]

                       GUIDELINE MINIMUM SUM INSURED TABLE

                           [AGE]                                           [AGE]
                        [YOUNGER INSURED                               [YOUNGER INSURED
                            AGE]                  PERCENTAGE                 AGE]              PERCENTAGE
                   ----------------------- ------------------------ --------------------- -------------------
                          [thru 40                  250%                     60                  130%
                             41                     243%                     61                  128%
                             42                     236%                     62                  126%
                             43                     229%                     63                  124%
                             44                     222%                     64                  122%
                             45                     215%                     65                  120%
                             46                     209%                     66                  119%
                             47                     203%                     67                  118%
                             48                     197%                     68                  117%
                             49                     191%                     69                  116%
                             50                     185%                     70                  115%
                             51                     178%                     71                  113%
                             52                     171%                     72                  111%
                             53                     164%                     73                  109%
                             54                     157%                     74                  107%
                             55                     150%                 75 thru 90              105%
                             56                     146%                     91                  104%
                             57                     142%                     92                  103%
                             58                     138%                     93                  102%
                             59                     134%                     94                  101%
                                                                        95 and over              100%]


          SURRENDER CHARGE TABLE (PERCENT OF TOTAL PAYMENTS WITHDRAWN)

                          CONTRACT           CONTINGENT DEFERRED        UNRECOVERED             TOTAL
                            YEAR*                 SALES LOAD            PAYMENT TAX        SURRENDER CHARGE
                   ------------------------ ----------------------- -------------------- ---------------------
                             [1                      7.5%                  2.25%                9.75%
                              2                      7.5%                  2.00%                9.50%
                              3                      6.0%                  1.75%                7.75%
                              4                      6.0%                  1.25%                7.50%
                              5                      4.5%                  1.25%                5.75%
                              6                      4.5%                  1.00%                5.50%
                              7                      3.0%                  0.75%                3.75%
                              8                      3.0%                  0.50%                3.50%
                              9                      1.5%                  0.25%                1.75%
                             10                        0%                      0%                  0%]

   *For a contract that lapses and is restored, see Reinstatement provisions.

                                   DEFINITIONS

AGE means how old the Insured is on his/her last birthday measured on the Date of Issue and each contract anniversary.

APPLICATION                             is the form you complete to apply for
                                        this contract. It contains your payment, payment allocation and other information that enable us to prepare this contract.
                                        If a medical questionnaire or other
                                        forms are required, they become a part
                                        of the application. It is signed by you
                                        and the Insured and becomes a part of
                                        this contract.

ASSIGNEE is the person to whom you have transferred your ownership of this contract.

COMPANY means Allmerica Financial Life Insurance and Annuity Company, also referred to as we, our, and us.

CONTRACT CHANGE                         means any change in the Underwriting
                                        Risk Class or the addition or deletion
                                        of a Rider.

CONTRACT VALUE                          is the sum of your values in the
                                        Variable Account and the Fixed Account.

DATE OF ISSUE                           is stated on the Specifications Page.
                                        Contract months, years and anniversaries are measured from this date.

EARNINGS means the amount by which the Contract Value exceeds the sum of the payments made less any payments that were previously considered withdrawn.
                                        Earnings are calculated on each Monthly
                                        Processing Date.

EVIDENCE OF INSURABILITY                is the information, including medical
                                        information, that we use to decide the
                                        Underwriting Risk Class of the Insured.

FACE AMOUNT                             is the amount of insurance coverage. The
                                        Face Amount is shown on the
                                        Specifications P e death benefit is
                                        based on the Face Amount; see the Death
                                        Benefit section.

FINAL PAYMENT DATE                      is the contract anniversary before the
                                        insured's (younger insured's) 100th
                                        birthday. This date is shown on the
                                        Specifications Page. The net death
                                        benefit after this date will equal the
                                        Contract Value minus any Outstanding
                                        Loan.

FIXED ACCOUNT                           is the part of the Company's General
                                        Account to which all or a portion of a
                                        payment or transfer may be allocated.

FUND is a separate investment series for investment by a Sub-Account of the Variable Account.

GENERAL ACCOUNT                         is the assets of the Company that are
                                        not allocated to a Separate Account.

INSURANCE PROTECTION                    is the death benefit minus the Contract
AMOUNT                                  Value.

INSURED is the person or persons covered as indicated on the Specifications Page. If more than one person is named, all provisions of the Contract that are based on the death of the "Insured" will be based on the date of death of the last survivor of the persons named.

FORM 1030-96

MONTHLY INSURANCE                       is the amount of money that we deduct
PROTECTION CHARGE                       from the Contract Value each month to
                                        pay for the insurance.

MONTHLY PROCESSING DATE                 is the date the monthly charges are
                                        deducted from the Contract Value. This
                                        date is shown on the Specifications
                                        Page. If the Company is not open on this date, the Monthly Processing Date will be the next business date.

OUTSTANDING LOAN                        means all unpaid contract loans plus
                                        interest due or accrued on such loans.

PRINCIPAL OFFICE                        is the Company's office at 440 Lincoln
                                        Street, Worcester, Massachusetts, 01653.

PRO RATA refers to an allocation among the Sub-Accounts of the Variable Account and the Fixed Account. A Pro Rata allocation will be in the same proportion that the Contract Value in each Sub-Account of the Variable Account and the Contract Value in the Fixed Account (other than value that is subject to Outstanding
                                        Loan) have to the total Contract Value.

RIDER is an optional benefit that may be added to your contract.

SEPARATE ACCOUNT                        is a segregated account established by
                                        the Company. The assets are not
                                        commingled with the Company's general
                                        assets.

SPECIFICATIONS PAGES                    contain information specific to your
                                        contract and are located after the Table of Contents.

SUB-ACCOUNTS                            are subdivisions of the Variable Account
                                        investing exclusively in the shares of
                                        one or more Funds.

UNDERWRITING RISK CLASS                 means the insurance risk classification
                                        that we assign to the Insured based on
                                        the information in the Application and
                                        any other Evidence of Insurability we
                                        obtain. The Underwriting Risk Class
                                        affects the Monthly Insurance Protection
                                        Charge.

VARIABLE ACCOUNT                        is the Company's Separate Account,
                                        consisting of Sub-Accounts that invest
                                        in the underlying Funds.

WRITTEN REQUEST                         is a request you make in written form
                                        that is satisfactory to us and filed at
                                        our Principal Office.

YOU OR YOUR                             means the owner of this contract as
                                        shown in the Application or in the
                                        latest change filed with us.

                                   GENERAL TERMS

ENTIRE CONTRACT                         This contract, with a copy of the
                                        Application, and any attached
                                        endorsements, is the entire contract
                                        between you and us. The entire contract
                                        also includes: a copy of any Application to change to a better Underwriting Risk
                                        Class, any new Specifications Pages, and any supplemental pages issued.

                                        We assume that the information you and
                                        the Insured provide in any Application
                                        is accurate and complete to the best of
                                        your knowledge. If we contest this
                                        contract or deny a claim, we may use
                                        only the information you and the Insured provided in an Application. Our representatives are not permitted to change this contract or extend the time for making payments. Only our President, a Vice President or Secretary may change the provisions of this contract, and then only in writing.

RIGHT TO CONTEST THE                    A contest is any action taken by us to
CONTRACT IS LIMITED                     cancel your insurance or deny a claim
                                        based on untrue or incomplete answers in your Application. We cannot contest the Face Amount of the contract if it has been in force for two years from the Date of Issue and the Insured is alive at the end of this two-year period.

                                        If the Underwriting Risk Class is
                                        changed at your request, we cannot
                                        contest the change after it has been in
                                        force for two years from its effective
                                        date and the Insured is alive.

NON-PARTICIPATING                       No insurance dividends will be paid on
                                        this contract.

ADJUSTMENT OF INTEREST                  We determine the Fixed Account interest
RATES                                   rates used to calculate the Contract
                                        Value, subject to the guarantees on the
                                        Specifications Page. Any changes in
                                        these rates will be based on changes in
                                        our future expectations for our
                                        investment earnings.

SUICIDE EXCLUSION                       If an Insured, while sane or insane,
                                        commits suicide within two years of the
                                        Date of Issue of this contract, we will
                                        not pay a death benefit. The beneficiary will receive only the total amount of payments made to us less any Outstanding
                                        Loan and amounts withdrawn.

NOTICE OF FIRST TO DIE                  In the case of second-to-die insurance,
                                        upon the death of the Insured who dies
                                        first, the owner agrees to mail to the
                                        Principal Office, within 90 days of the
                                        date of death, or as soon thereafter as
                                        is reasonably possible, proof of death.

MISSTATEMENT OF AGE OR                  On the date of death of the insured, the
SEX                                     death benefit will be reduced or
                                        increased if the Age or sex is
                                        misstated. The adjustment will be based
                                        upon the ratio of the Maximum Payment
                                        for this contract to the Maximum Payment for the contract issued at the correct
                                        Age or sex.

PROTECTION OF BENEFITS                  To the extent allowed by law, the
                                        benefits provided by this contract
                                        cannot be reached by the beneficiary's
                                        creditors. No beneficiary may assign,
                                        transfer, anticipate, or encumber the
                                        Contract Value or benefit unless you
                                        give them this right.

PERIODIC REPORT                         We will mail a report to you at your
                                        last know address at least once a year.
                                        This report will provide the following
                                        information:

                                        - Contract Values in each Sub-Account
                                          and in the Fixed Account;

                                        - the value of the contract if
                                          surrendered;

                                        - payments made by you and charges
                                          deducted by us since the last report;

                                        - the Outstanding Loan and any other
                                          information required by law; and

                                        - the death benefit.

                                    INFORMATION ABOUT YOU AND THE BENEFICIARY

OWNER The owner of the contract is shown on the Specifications Page. The owner may change the ownership of this contract without the consent of any beneficiary. However, an irrevocable beneficiary must agree to the change in writing.

ASSIGNMENT                              You may change the ownership of this
                                        contract by sending us a Written
                                        Request. An absolute assignment will
                                        transfer ownership of the contract from
                                        you to another person called the
                                        Assignee.

                                        You may also assign this contract as
                                        collateral to a collateral Assignee. The limitations on your ownership rights while a collateral assignment is in effect are specified in the assignment.

                                        An assignment will take place only when
                                        the Written Request is recorded at our
                                        Principal Office. When recorded, it will take effect on the date it was signed by you. Any rights created by the assignment will be subject to any payments made or actions taken by us before the change is recorded. We are not responsible for assuring that any assignment or any Assignee's interest is valid.

BENEFICIARY                             You name the beneficiary to receive the
                                        net death benefit. The beneficiary's
                                        interest will be affected by any
                                        assignment you make. If you assign this
                                        contract as collateral, all or a portion of the net death benefit will first be paid to the collateral Assignee; any money left over from the amount due the Assignee will go to those otherwise entitled.

                                        Your choice of beneficiary may be
                                        revocable or irrevocable. You may change a revocable beneficiary at any time by Written Request; but an irrevocable beneficiary must agree to any change in writing. You will also need an irrevocable beneficiary's permission to exercise other rights and options granted by this contract. Unless you have asked otherwise, the beneficiary will be revocable.

                                        Any change of the beneficiary must be
                                        made while the Insured is living. This
                                        change will take place on the date the
                                        request is signed, even if the Insured
                                        is not living on the day we receive it
                                        at the Principal Office. Any rights
                                        created by the change will be subject to any payments made, or actions taken, before we receive the Written Request.

                                        If a beneficiary dies before the
                                        Insured, his or her interest in this
                                        contract will pass to any surviving
                                        beneficiaries in proportion to their
                                        share in the net death benefit, unless
                                        you have requested otherwise. If all
                                        beneficiaries die before the Insured,
                                        the net death benefit will pass to you
                                        or your estate.

COMMON DISASTER                         The common disaster option may be
OPTION                                  elected by Written Request. If the
                                        common disaster option is in effect on
                                        the date of the Insured's death, the
                                        beneficiary must be alive a certain
                                        number of days following the Insured's
                                        date of death in order to be entitled to receive a benefit. Otherwise, we will pay the net death benefit as though the beneficiary died before the Insured. The number of days that the beneficiary must live after the Insured's death is selected by you when you elect the common disaster option.

                     WHAT YOU SHOULD KNOW ABOUT THE PAYMENTS

PAYMENTS This contract will not be in force until the payment is made to us. The payment must be sent to either our Principal Office or an authorized representative. If you request it in writing, we will send you a signed receipt after the payment is received.

                                        Additional payments under the contract
                                        will be permitted prior to the Final
                                        Payment Date only under the following
                                        circumstances:

                                        1.  An additional payment is required
                                            to keep the contract in force
                                            subject to the Grace Period
                                            provisions.

                                        2.  An additional payment is required
                                            for reinstatement.

                                        3.  Additional payments may be made at
                                            any time provided total payments do
                                            not exceed the Maximum Payment shown
                                            on the Specifications Page. The
                                            minimum amount of the additional
                                            payment is indicated on the
                                            Specifications Page. We may require
                                            Evidence of Insurability if the
                                            additional payment would increase
                                            the net death benefit. A payment
                                            received while there is an
                                            Outstanding Loan on the contract
                                            will be considered a loan repayment
                                            rather than an additional payment.

                                        This contract will terminate 62 days
                                        after a Monthly Processing Date on which the surrender value is less than zero. The 62 day period is a grace period. At least 61 days before the end of the grace period, we will mail the owner and any Assignee written notice of the amount of payment that will be required to continue this contract in force. The required payment will be no greater than the amount required to pay the monthly deductions for three months as of the day the grace period began. If that payment is not paid by the end of the grace period, the contract will terminate without value.

                                        The death benefit during the grace
                                        period will be reduced by any overdue
                                        charges. The contract will lapse if the
                                        amount shown in the notice remains
                                        unpaid at the end of the grace period.
                                        The contract terminates on the date of
                                        lapse.

REINSTATEMENT                           If this contract has lapsed or
                                        foreclosed for failure to pay loan
                                        interest and has not been surrendered,
                                        it may be restored (called "reinstate"
                                        in this contract) within three years
                                        after the date of default or
                                        foreclosure. We will reinstate the
                                        contract on the Monthly Processing Date
                                        following the day we receive all of the
                                        following items:

                                        - a written Application for
                                          reinstatement;

                                        - Evidence of Insurability showing the
                                          Insured is insurable according to our
                                          underwriting rules at that time;

                                        - a payment sufficient to cover the cost
                                          of all contract charges that were due
                                          and unpaid during the grace period;

                                        - a payment large enough to keep the
                                          contract in force for three months;
                                          and

                                        - a payment or reinstatement of any
                                          loans against the contract that
                                          existed at the end of the grace
                                          period.

                                        Your reinstatement payment will be
                                        allocated to the Fixed Account until we
                                        approve your Application. At that time,
                                        we will transfer the reinstatement
                                        payment, plus accrued interest, as you
                                        directed in your last payment allocation request.

                                        The Contract Value on the reinstatement
                                        date is:

                                        - the payment to reinstate the contract,
                                          including the interest earned from the
                                          date we receive your payment; plus

                                        - an amount equal to the Contract Value
                                          less any Outstanding Loan on the
                                          default date; less

                                        - the monthly deductions due on the
                                          reinstatement date.

                                        For the purpose of measuring the
                                        surrender charge period, the contract
                                        will be reinstated as of the date of
                                        default. The surrender charge on the
                                        reinstatement date is the charge that
                                        was in effect on the date of default.

                 WHAT YOU SHOULD KNOW ABOUT YOUR CONTRACT VALUE

                                        Your Contract Value is the sum of the
                                        Variable Account value and the Fixed
                                        Account value.

ALLOCATION OF INITIAL                   If you make a payment with your
PAYMENTS                                Application or at any time before your
                                        right to examine the contract expires,
                                        we may put that payment into the Money
                                        Market Fund Sub-Account on the date it
                                        is received at our Principal Office or
                                        the Date of Issue, if later. We will
                                        transfer the Contract Value as you
                                        directed in your Application, or by
                                        later request, no later than the
                                        expiration of the period during which
                                        you may exercise your right to cancel
                                        the contract.

MONTHLY DEDUCTION                       Beginning on the date this contract is
                                        issued and on every Monthly Processing
                                        Date until the Final Payment Date, we
                                        will deduct the following monthly
                                        charges Pro Rata from the Contract
                                        Value:

                                        - the Administration Charge;

                                        - the Distribution Fee;

                                        - the Federal & State Payment Tax
                                          Charge;

                                        - the Insurance Protection Charge; and

                                        - the Monthly Maintenance Fee.

                                        These amounts are shown on the
                                        Specifications Page.

                                        Charges allocated to the Fixed Account
                                        will be deducted on a last-in, first-out basis. This means that we use the most recent payments to pay the fees.

ADMINISTRATION CHARGE                   The Administration Charge compensates us
                                        for the cost of providing administrative services attributable to this Contract.

DISTRIBUTION FEE                        The Distribution Fee compensates us for
                                        distribution expenses.

FEDERAL & STATE PAYMENT                 This charge compensates us for federal,
TAX CHARGE                              state and local taxes we must pay.

INSURANCE PROTECTION                    The Insurance Protection Charge
                                        compensates us for the cost of providing a death benefit in excess of the Contract Value. This charge will not exceed the guaranteed maximum Insurance
                                        Protection Charge. The guaranteed
                                        maximum Insurance Protection Charge for
                                        any contract month is equal to (a) times
                                        (b), where:

                                        (a) is the rate shown in the Guaranteed
                                            Maximum Monthly Insurance Protection
                                            Table shown on the Specifications
                                            Page, and

                                        (b) is the Insurance Protection Amount.

                                        The insurance protection rates actually
                                        charged will usually be lower than, and
                                        never will be higher than, the
                                        guaranteed rates. We may change the
                                        monthly insurance protection rate from
                                        time to time based on our expectations
                                        as to future experience for mortality,
                                        expenses, taxes, or persistency. Any
                                        change in insurance protection rates
                                        will apply to all individuals in the
                                        same Underwriting Risk Class as the
                                        Insured. We will review the actual
                                        insurance protection rates for
                                        this contract whenever we change these
                                        rates for new contracts. In any event,
                                        rates will be reviewed no more often
                                        than once each year, but not less than
                                        once in a five-year period.

MONTHLY MAINTENANCE FEE                 The Monthly Maintenance Fee shown on the
                                        Specifications page will be deducted on
                                        each Monthly Processing Date.

                 WHAT YOU SHOULD KNOW ABOUT THE VARIABLE ACCOUNT

VARIABLE ACCOUNT                        The value of your contract will vary if
                                        it is funded through investments in the
                                        Sub-Accounts of the Variable Account.
                                        This account is separate from our Fixed
                                        Account. We have exclusive and absolute
                                        ownership and control of all assets,
                                        including those in the Variable Account.
                                        However, the portion of assets in the
                                        Variable Account equal to the reserves
                                        and liabilities of the contracts that
                                        are supported by this account will not
                                        be charged with liabilities that arise
                                        out of any other business we conduct.

                                        This account, established to support
                                        variable life insurance contracts, is
                                        registered with the Securities and
                                        Exchange Commission (SEC) as a unit
                                        investment trust under the Investment
                                        Company Act of 1940. It is also governed by the laws of the State of Delaware.

                                        This account has several Sub-Accounts.
                                        Each Sub-Account invests its assets in a separate series of a registered investment company (called a "Fund"). We reserve the right, when the law allows, to change the name of the Variable Account or any of its Sub-Accounts. A list of the available Sub-Accounts in which you may choose to invest is on the Application.

VARIABLE ACCOUNT                        The portion of the payment you make to
CONTRACT VALUE                          us which is not allocated to the Fixed
                                        Account will be allocated to the Money
                                        market Fund Sub-Account on the date we
                                        receive the payment or the Date of
                                        Issue, if it occurs after the date we
                                        receive the payment. This value will be
                                        transferred to the Sub-Accounts in
                                        accordance with your payment allocation
                                        no later than the expiration of the
                                        period during which you may exercise
                                        your right to cancel the contract.
                                        Payments made thereafter that are
                                        allocated to the Sub-Accounts will
                                        purchase additional units of the
                                        Sub-Accounts.

                                        The number of units purchased in each
                                        Sub-Account is equal to the portion of
                                        the payment allocated to the
                                        Sub-Account, divided by the value of the applicable unit as of the valuation date the payment is received at our Principal Office, or on the valuation date that value is transferred to the Sub-Account from another Sub-Account or the Fixed Account.

                                        The number of units will remain fixed
                                        unless (1) changed by a subsequent split of unit value, or (2) reduced because of a transfer, contract loan, partial withdrawal, partial withdrawal transaction charge, monthly deductions, surrender or surrender charge allocated to the Sub-Account. Any transaction described in (2) will result in the cancellation of an appropriate number of units. On each valuation date, we will value the assets of each Sub-Account where activity has occurred. The Contract Value in a Sub-account at any time is equal to the number of units this contract then has in that Sub-Account multiplied by the
                                        Sub-Account's unit value. The value of a unit for any Sub-Account for any valuation period is determined by multiplying that Sub-Account's unit value for the immediately preceding valuation period by the net investment factor for the valuation period for which the unit value is being calculated. The unit value will reflect the investment advisory fee and other expenses incurred by the registered investment companies.

NET INVESTMENT FACTOR                   This measures the investment performance
                                        of a Sub-Account during the valuation
                                        period that has just ended. The net
                                        investment factor is the result of (a)
                                        plus (b), divided by (c), minus (d)
                                        where:

                                        (a) is the net asset value per share of
                                            a Fund share held in the Sub-Account
                                            determined at the end of the current
                                            valuation period, plus

                                        (b) is the per share amount of any
                                            dividend or capital gain
                                            distributions made by the Fund on
                                            shares held in the Sub-Account if
                                            the "ex-dividend" date occurs during
                                            the current valuation period.

                                        (c) is the net asset value per share of
                                            a Fund share held in the Sub-Account
                                            determined as of the end of the
                                            immediately preceding valuation
                                            period.

                                        (d) is a charge for mortality and
                                            expense risks in the valuation
                                            period.The current mortality and
                                            expense risk charge is shown on the
                                            Specifications Page. This charge may
                                            be increased or decreased, but will
                                            never exceed the maximum mortality
                                            and expense risk charge shown on the
                                            Specifications Page. Expense and
                                            mortality results may not adversely
                                            affect this maximum charge.

                                        Since the net investment factor may be
                                        more or less than one, the unit value
                                        may increase or decrease. You bear the
                                        investment risk. We reserve the right,
                                        subject to any required regulatory
                                        approvals, to change the method we use
                                        to determine the net investment factor.

VALUATION DATES AND                     A valuation date is each day that the
PERIODS                                 New York Stock Exchange (NYSE) is open
                                        for business and any other day that
                                        there is enough trading in the Variable
                                        Account's underlying portfolio
                                        securities to materially affect the
                                        value of the Variable Account. A
                                        valuation period is the period between
                                        valuation dates.

ADDITION, DELETION OR                   We may not change the investment policy
SUBSTITUTION OF INVESTMENTS             of the Variable Account without the
                                        approval of the Insurance Commissioner
                                        of Delaware. This approval process is on file with the Commissioner of your state.

                                        We reserve the right, subject to
                                        compliance with applicable law, to add,
                                        delete, or substitute the shares of a
                                        Fund that are held by the Variable
                                        Account or that the Variable Account may purchase. We also reserve the right to eliminate the shares of any Fund if they are no longer available for investment, or if we believe investing more in any Fund is no longer appropriate for the purposes of the Variable Account.

                                        We will notify you before we substitute
                                        any of your shares in the Variable
                                        Account. This will not, however, prevent the Variable Account from buying other shares of underlying securities for other series or classes of policies, or from permitting a conversion between series or classes of policies or contracts when requested by the contract owner.

                                        We reserve the right to establish other
                                        Sub-Accounts, and to make them available to any class or series of policies as we think appropriate. Each new Sub-Account would invest in a new investment company or in shares of another open-end investment company. We also reserve the right to eliminate or combine existing Sub-Accounts of the Variable Account and to transfer the assets between Sub-Accounts, when allowed by law.

                                        If we make any substitutions or changes
                                        that we believe are necessary or
                                        appropriate, we may make changes in this contract by written notice to reflect the substitution or change. If we think it is in the best interests of our contract owners, we may operate the Variable Account as a management company under the Investment Company Act of 1940, or we may de-register it under that Act if registration is no longer required. We may also combine it with other Separate Accounts.

FEDERAL TAXES                           If we must pay taxes on the Variable
                                        Account, we will charge you for that
                                        tax. Although the Variable Account is
                                        currently not taxable, we reserve the
                                        right to charge for taxes if it becomes
                                        taxable.

SPLITTING OF UNITS                      We reserve the right to split the value
                                        of a unit, to either increase or
                                        decrease the number of units. Any
                                        splitting of units will have no material effect on contract benefits.

                  WHAT YOU SHOULD KNOW ABOUT THE FIXED ACCOUNT

FIXED ACCOUNT                           The Fixed Account is part of our General
                                        Account. The General Account consists of all assets owned by us, other than those in the Variable Account and other
                                        Separate Accounts. Except as limited by
                                        law, we have sole control over the
                                        investment of these General Account
                                        assets. You do not share directly in the investment experience of the General
                                        Account, but are allowed to allocate and transfer funds into the Fixed Account.

FIXED ACCOUNT INTEREST                  The interest rate credited to Contract
RATES                                   Value in the Fixed Account is set by us.
                                        We will review this interest rate from
                                        time to time, at least once a year. The
                                        following guarantees apply to money in
                                        the Fixed Account.

                                        - The interest rate in effect on the
                                          Date of Issue is guaranteed until the
                                          next contract anniversary, unless you
                                          borrow money from that Contract Value.

                                        - The interest rate in effect on the day
                                          funds are transferred from a
                                          Sub-Account of the Variable Account to
                                          the Fixed Account is guaranteed until
                                          the next contract anniversary, unless
                                          you borrow from that Contract Value.

                                        - The interest rate in effect on a
                                          contract anniversary is guaranteed for
                                          one year for those Contract Values in
                                          the Fixed Account on the contract
                                          anniversary as long as those values
                                          remain in the Fixed Account and are
                                          not borrowed.

                                        - The interest rate(s) we use for that
                                          portion of the Contract Value that
                                          equals the Outstanding Loan will be at
                                          least the minimum rates shown on the
                                          Specifications Page. One of the rates
                                          shown is the Preferred Loan Rate which
                                          applies only to the portion of the
                                          Outstanding Loan that is secured by
                                          Earnings.

FIXED ACCOUNT CONTRACT                  On each Monthly Processing Date, the
VALUE                                   Contract Value of the Fixed Account is
                                        equal to:

                                        - the Contract Value in this account on
                                          the preceding Monthly Processing Date
                                          increased by one month's interest,
                                          plus

                                        - payments received since the last
                                          Monthly Processing Date that are
                                          allocated to the Fixed Account plus
                                          the interest accrued from the date the
                                          payments are received by us, plus

                                        - Variable Account Contract Value
                                          transferred to the Fixed Account from
                                          any Sub-Accounts since the preceding
                                          Monthly Processing Date, increased by
                                          interest from the date the Contract
                                          Value is transferred, minus

                                        - Contract Value transferred from the
                                          Fixed Account to a Sub-Account since
                                          the preceding Monthly Processing Date
                                          and interest accrued on these
                                          transfers from the transfer date to
                                          the Monthly Processing Date, minus

                                        - partial withdrawals from the Fixed
                                          Account, partial withdrawal
                                          transaction charges and surrender
                                          charges since the last Monthly
                                          Processing Date, interest accrued on
                                          these withdrawals, and charges from
                                          the withdrawal date to the Monthly
                                          Processing Date, minus

                                        - the portion of the Monthly Deductions
                                          allocated to the Contract Value in the
                                          Fixed Account.

                                        During any contract month the Fixed
                                        Account Contract Value will be
                                        calculated on a consistent basis.

BASIS OF VALUE OF THE                   We base the minimum surrender value in
FIXED ACCOUNT                           the Fixed Account on the minimum Fixed
                                        Account interest rates and mortality
                                        table shown on the Specifications Page.
                                        Actual Contract Values are based on
                                        interest and insurance protection rates
                                        that we set. We have filed a detailed
                                        description of the way we determine this value with the State Insurance
                                        Department. All values equal or exceed
                                        the minimums required by law in the
                                        state in which this contract is
                                        delivered.

                      WHAT YOU SHOULD KNOW ABOUT TRANSFERS

                                        While the contract is in force, you may
                                        transfer amounts between the Fixed
                                        Account and the Sub-Accounts or among
                                        Sub-Accounts on request.

                                        You may transfer, without charge, all of the Contract Value in the Variable Account to the Fixed Account once during the first 24 months after the contract is issued in order to convert to a fixed-only product. If you do so, future payments will be allocated to the Fixed Account unless you specify otherwise. All other transfers are subject to the following rules and will be permitted with our approval.

                                        We will determine the minimum and
                                        maximum amounts that may be transferred
                                        according to the rules that are in
                                        effect at the time of the transfer.

                                        We also reserve the right to limit the
                                        number of transfers that can be made in
                                        each contract year and set other
                                        reasonable rules controlling transfers.

                                        If a transfer would reduce the Contract
                                        Value in a Sub-Account to less than the
                                        current minimum balance required for
                                        such accounts, we reserve the right to
                                        include the remaining value in the
                                        amount transferred.

                                        You will not be charged for the first
                                        twelve transfers in a contract year, but a transfer charge of up to $25 may be made on each additional transfer. Any transfer charge will be deducted from the amount that is transferred. There is no charge for transfers that result from a contract loan or repayment of a loan.

             WHAT YOU SHOULD KNOW ABOUR BORROWING FROM YOUR CONTRACT

                                        To borrow form this contract, the only
                                        collateral you will need is the contract itself.

AMOUNT YOU MAY BORROW                   The maximum loan amount is 90% of the
                                        Contract Value less the surrender
                                        charge. You may borrow an amount subject to the minimum shown on the Specifications Page, up to the maximum loan amount minus any Outstanding Loan.

                                        If you do not specify from which
                                        accounts you want to borrow, we will
                                        allocate the loan Pro Rata. In order to
                                        secure the Outstanding Loan, we will
                                        transfer the Contract Value in each
                                        Sub-Account equal to the contract loan
                                        allocated to each Sub-Account to the
                                        Fixed Account.

LOAN INTEREST                           You will pay interest on your loan at an
                                        annual rate indicated on the
                                        Specifications Page. Interest accrues
                                        daily and is payable at the end of each
                                        contract year. Any interest that is not
                                        paid on time will be added to the loan
                                        principal and bear interest at the same
                                        rate. If this makes the principal higher than the Contract Value in the Fixed
                                        Account, we will offset this shortfall
                                        by transferring funds from the
                                        Sub-Accounts to the Fixed Account. We
                                        will allocate the transferred amount
                                        among the Sub-Accounts in the same
                                        proportion that the value in each
                                        Sub-Account has to the total value in
                                        all of them.

REPAYING THE                            You may repay the Outstanding Loan at
OUTSTANDING LOAN                        any time before this contract lapses.
                                        When you repay it, we will transfer the
                                        Contract Value that is securing the loan in the Fixed Account to the various
                                        Sub-Accounts and increase the value in
                                        them. You may tell us how to allocate
                                        repayments. Otherwise, we may allocate
                                        them according to the most recent
                                        payment allocation choices you have
                                        made. Loan repayments made to the
                                        Variable Account cannot be higher than
                                        the amounts you transferred to secure
                                        the Outstanding Loan.

FORECLOSURE                             If at any time the amount of the
                                        Outstanding Loan is higher than the
                                        Contract Value minus the surrender
                                        charge, we will terminate the contract.
                                        We will mail a notice of this
                                        termination to the last known address of you and any Assignee. If the excess
                                        Outstanding Loan is not paid within 62
                                        days after this notice is mailed, the
                                        contract will terminate with no value.
                                        You may reinstate this contract
                                        according to the Reinstatement
                                        provision.

          WHAT YOU SHOULD KNOW ABOUT SURRENDERS AND PARTIAL WITHDRAWALS

SURRENDER                               You may cancel this contract and receive
                                        its surrender value as long as the
                                        Insured is living on the date we receive your Written Request at our Principal
                                        Office. The contract will be canceled on that day. You may choose to receive the surrender value in a lump sum or under a benefit option.

SURRENDER VALUE                         The surrender value equals the Contract
                                        Value minus the Outstanding Loan and
                                        surrender charge. You will find the
                                        surrender charge on the Specifications
                                        Page.

PARTIAL WITHDRAWALS                     You may withdraw part of the surrender
                                        value on Written Request. Each
                                        withdrawal must be at least $1,000. We
                                        will deduct a 2% withdrawal transaction
                                        charge (maximum $25) from the Contract
                                        Value each time you make a partial
                                        withdrawal.

                                        We will not permit a partial withdrawal
                                        if it reduces the Contract Value amount
                                        to less than the minimum amount shown on the Specifications Page.

                                        The Face Amount will be reduced
                                        proportionately based on the ratio of
                                        the amount of the partial withdrawal and charges to the Contract Value on the date of withdrawal. The Contract Value will be reduced by the amount of the partial withdrawal, the partial withdrawal transaction charge and any applicable surrender charges.

                                        If you do not allocate a partial
                                        withdrawal and its charges between the
                                        Fixed Account and each Sub-Account, we
                                        will automatically allocate them Pro
                                        Rata.

FREE WITHDRAWAL AMOUNT                  The free withdrawal amount will not be
                                        subject to the surrender charge as
                                        described on the Specifications Page.
                                        This amount equals (a) minus (b), where:

                                        (a) is the free withdrawal amount shown
                                            on the Specifications Page, and

                                        (b) is the total of the withdrawals (or
                                            portions of them) made in the same
                                            contract year that were exempt from
                                            the surrender charge.

                                        The free withdrawal amount is first
                                        deducted from Earnings. Withdrawals in
                                        excess of the free withdrawal amount are deducted from payments not previously considered withdrawn on a last-in, first-out basis. Surrender charges applicable to the excess withdrawal are described on the Specifications Page.

POSTPONEMENT OF                         We may postpone any transfer from the
PAYMENT                                 Variable Account, or payment of any
                                        amount payableon:

                                        - surrender

                                        - partial withdrawal

                                        - transfer

                                        - contract loan

                                        - death of the Insured

                                        The postponement will continue during
                                        any period when:

                                        - trading on the New York Stock Exchange
                                          is restricted as determined by the
                                          Securities and Exchange Commission, or
                                          the New York Stock Exchange is closed
                                          for days other than weekends and
                                          holidays, or

                                        - the Securities and Exchange Commission
                                          by order has permitted such
                                          suspension, or

                                        - the Securities and Exchange Commission
                                          has determined that such an emergency
                                          exists that disposal of portfolio
                                          securities or valuation of assets is
                                          not reasonably practical.

                                        We also may postpone any transfer from
                                        the Fixed Account or payment of any
                                        portion of the amount payable on a
                                        surrender, partial withdrawal or
                                        contract loan from the Fixed Account for not more than six months form the day we receive your Written Request and your contract, if it is required. If we postpone those payments for 30 days or more, the amount postponed will earn interest during that period of not less than 3% per year or such higher rate as required by law. We will not postpone payments to make payments on our policies.

                  WHAT YOU SHOULD KNOW ABOUT THE DEATH BENEFIT

NET DEATH BENEFIT                       If the Insured dies before the Final
                                        Payment Date, we will pay the net death
                                        benefit upon receipt at the Principal
                                        Office of proof of the Insured's death.
                                        The net death benefit is the Face Amount at the time of death or the guideline minimum sum insured, if greater, reduced by any Outstanding Loan, rider charges and monthly deductions due and unpaid through the contract month in which the Insured dies, as well as any partial withdrawals and surrender charges. We will pay interest from the date of death to the date the net death benefit is paid. If the Insured dies after the Final Payment Date, we will pay the Contract Value minus any Outstanding
                                        Loans. We will pay interest from the
                                        date we receive the death certificate.
                                        If you choose a lump sum payment, the
                                        interest rate will be at least 3% a
                                        year, or the minimum rate set by law, if greater.

REQUIRED MINIMUM                        In order to qualify as "life insurance"
AMOUNT OF DEATH BENEFIT                 under the federal tax law, this contract
                                        must provide a minimum death benefit.
                                        This is called the "guideline minimum
                                        sum insured" in the tax code. This is
                                        calculated by multiplying the Contract
                                        Value by the percentages shown on the
                                        Specifications Page. The guideline
                                        minimum sum insured varies by Age. The
                                        amounts shown in the Table are
                                        determined according to federal tax law, and will be adjusted according to any changes in that law.

                 WHAT YOU SHOULD KNOW ABOUT THE BENEFIT OPTIONS

BENEFIT OPTIONS                         You may choose one of the following
                                        options for receiving the surrender
                                        value or the net death benefit. We will
                                        give the payee a certificate describing
                                        the benefit option you selected. If you
                                        make no choice, we will pay the benefits in a single, lump sum.

                                        We will pay all benefits from the Fixed
                                        Account. Benefits may not be allocated
                                        to the Variable Account. The amounts
                                        payable under these options, for each
                                        $1,000 applied, will be:

                                        (a) the rate per $1,000 of benefit based
                                            on our non-guaranteed current
                                            benefit option rates for this class
                                            of contracts, or

                                        (b) the rate in this contract for the
                                            applicable benefit option, whichever
                                            is greater.

                                        If you choose a benefit option, the
                                        beneficiary may, when filing a proof of
                                        claim, pay us any amount that otherwise
                                        would be deducted from the proceeds.

OPTION A: BENEFITS FOR A                We will make equal payments for any
SPECIFIED NUMBER OF                     selected number of years up to 30 years.
YEARS (TABLE A)                         These payments may be made annually,
                                        semi-annually, quarterly or monthly,
                                        whichever your choose.

OPTION B: LIFETIME                      Benefits are based on the age of the
MONTHLY BENEFIT (TABLE B)               person who receives the money (called
                                        the payee) on the date the first payment will be made. You may choose one of the three following options to specify when benefits will cease:

                                        - when the payee dies with no further
                                          benefits due (Life Annuity);

                                        - when the payee dies but not before the
                                          total benefit payments made by us
                                          equals the amount applied under this
                                          option (Life Annuity with Installment
                                          Refund); or

                                        - when the payee dies but not before 10
                                          years have elapsed from the date of
                                          the first payment (Life Annuity with
                                          Payments Guaranteed for 10 years).

OPTION C:  INTEREST                     We will pay interest at a rate we
BENEFITS                                determine each year. It will not be less
                                        than 3% per year. We will make payments
                                        annually, semi-annually, quarterly, or
                                        monthly, whichever is preferred. These
                                        benefits will stop when the amount left
                                        has been withdrawn. If the payee dies,
                                        any unpaid balance plus accrued interest will be paid in a lump sum.

OPTION D: BENEFITS FOR A                Interest will be credited to the unpaid
SPECIFIED AMOUNT                        balance and we will make payments until
                                        the unpaid balance is gone. We will
                                        credit interest at a rate we determine
                                        each year, but no less than 3%. We will
                                        make payments annually, semi-annually,
                                        quarterly, or monthly, whichever is
                                        preferred. The benefit level chosen must provide for an annual benefit of at least 8% of the amount applied.

OPTION E: LIFETIME                      We will pay a benefit jointly to two
MONTHLY BENEFITS FOR TWO                payees during their joint lifetime.
PAYEES (TABLE E)                        After one payee dies, the benefits to
                                        the survivor will be:

                                        - the same as the original amount, or

                                        - in an amount equal BETA of the
                                          original amount.

                                        Benefits are based on the payees' ages
                                        on the date the first payment is due.
                                        Benefits will end when the second payee
                                        dies.

SELECTING BENEFIT                       The amount we apply under any one option
OPTIONS                                 for any one payee must be at least
                                        $5,000, and the periodic payment for any one payee must be at least $50.

                                        You may change any option you select
                                        before the net death benefit is paid,
                                        subject to the Owner and Beneficiary
                                        provisions. If you make no selection,
                                        the beneficiary may choose an option
                                        when the benefits become payable.

                                        If the amount of monthly income benefits under Option B for the age of the payee is the same for different periods certain, the payee will be entitled to the longest period certain for the payee's age.

                                        You may give the beneficiary the right
                                        to change from Option C or D to any
                                        other option at any time. If Option C or D is chosen by the payee when this contract becomes a claim, the payee may reserve the right to change to any other option. The payee who elects to change options must be the payee under the option selected.

ADDITIONAL DEPOSITS                     An additional deposit may be added to
                                        any proceeds when they are applied under Option B and E. We reserve the right to limit the amount of any additional deposit. We may levy a charge of no more than 3% on any additional deposits.

RIGHTS AND LIMITATIONS                  A payee has no right to assign any
                                        amount payable under any option, nor to
                                        demand a lump sum benefit in place of
                                        any amount payable under Options B or E.
                                        A payee will have the right to receive a lump sum in place of installments under Option A. The payee must provide us with a Written Request to reserve this right.
                                        If the right to receive a lump sum is
                                        exercised, we will determine the lump
                                        sum benefit at the same interest rates
                                        used to calculate the installments. The
                                        amount left under Option C and any
                                        unpaid balance under Option D, may be
                                        withdrawn only as noted in the Written
                                        Request selecting the option.

                                        A corporate or fiduciary payee may
                                        select only Option A, C or D, subject to our approval.

BENEFIT DATES                           The first payment under any option,
                                        except Option C, will be due on the date this contract matures, by death or otherwise, unless another date is designated. Benefits under Option C begin at the end of the first benefit period.

                                        The last payment under any option will
                                        be made as stated in the option's
                                        description. However, if a payee under
                                        Options B or E dies before the due date
                                        of the second monthly payment, the
                                        amount applied, minus the first monthly
                                        payment, will be paid in a lump sum or
                                        under any option other than Option E.
                                        This payment will be made to the
                                        surviving payee under Option E or the
                                        succeeding payee under Option B.

BENEFIT RATES                           The Benefit Option Tables show benefit
                                        amounts for Option A, B and E. If you
                                        choose one of these options, either
                                        within five years of the date of
                                        surrender or the date the proceeds are
                                        otherwise payable, we will apply either
                                        the benefit rates listed in the Tables,
                                        or the rates we use on the date the
                                        proceeds are paid, whichever is more
                                        favorable. Benefits that begin more than five years after that date, or as a result of additional deposits, will be based on the rates we use on the date the first benefit is due.

                                 BENEFIT OPTIONS

                                     TABLE A

                        BENEFITS FOR SPECIFIED NUMBER OF
                                      YEARS

                    Payment for Each $1,000 of Contract Value
                                     Applied

         [These tables are based on an annual interest rate of 3 1/2%.]


                         SEMI-
   YEARS     ANNUAL     ANNUAL      QUARTERLY    MONTHLY
 ========= =========== ============ ========== =============
  [1       1000.00      504.30      253.23       84.65
   2        508.60      256.49      128.79       43.05
   3        344.86      173.91       87.33       29.19
   4        263.04      132.65       66.61       22.27
   5        213.99      107.92       54.19       18.12

   6        181.32       91.44       43.92       15.35
   7        158.01       79.69       40.01       13.38
   8        140.56       70.88       35.59       11.90
   9        127.00       64.05       32.16       10.75
  10        116.18       58.59       29.42        9.83

  11        107.34       54.13       27.18        9.09
  12        99.98        50.42       25.32        8.46
  13        93.78        47.29       23.75        7.94
  14        88.47        44.62       22.40        7.49
  15        83.89        42.31       21.24        7.10

  16        79.89        40.29       20.23        6.76
  17        76.37        38.51       19.34        6.47
  18        73.25        36.94       18.55        6.20
  19        70.47        35.54       17.85        5.97
  20        67.98        34.28       17.22        5.75

  21        65.74        33.15       16.65        5.56
  22        63.70        32.13       16.13        5.39
  23        61.85        31.19       15.66        5.24
  24        60.17        30.34       15.24        5.09
  25        58.62        29.56       14.85        4.96

  26        57.20        28.85       14.49        4.84
  27        55.90        28.19       14.15        4.73
  28        54.69        27.58       13.85        4.63
  29        53.57        27.02       13.57        4.53
  30        52.53        26.49       13.3         4.45]

                            LIFE INCOME OPTION TABLES

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF CONTRACT VALUE APPLIED

                                     TABLE B

       AGE                 LIFE ANNUITY WITH               LIFE           LIFE ANNUITY
     NEAREST              PAYMENTS GUARANTEED             ANNUITY       WITH INSTALLMENT
    BIRTHDAY                  FOR 10 YEARS                                   REFUND
------------------- --------------------------------- ---------------- -------------------
       [50                        4.22                     4.24               4.14

       51                         4.28                     4.31               4.19
       52                         4.34                     4.37               4.25
       53                         4.41                     4.44               4.31
       54                         4.48                     4.52               4.37
       55                         4.55                     4.59               4.43

       56                         4.63                     4.68               4.50
       57                         4.71                     4.76               4.57
       58                         4.80                     4.86               4.65
       59                         4.89                     4.96               4.73
       60                         4.98                     5.06               4.82

       61                         5.08                     5.18               4.90
       62                         5.19                     5.30               5.00
       63                         5.30                     5.43               5.10
       64                         5.42                     5.56               5.20
       65                         5.55                     5.71               5.31

       66                         5.68                     5.87               5.43
       67                         5.81                     6.04               5.55
       68                         5.96                     6.22               5.68
       69                         6.11                     6.41               5.81
       70                         6.26                     6.62               5.96

       71                         6.43                     6.84               6.11
       72                         6.60                     7.08               6.27
       73                         6.77                     7.34               6.44
       74                         6.95                     7.62               6.62
       75                         7.13                     7.91               6.81]

             [These tables are based on an annual interest rate of 3 1/2% and the 1983(a) Individual Mortality Table using a blend reflecting 40% of the male rate and 60% of the female rate.]

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF CONTRACT VALUE APPLIED

                                      TABLE E1                                                    TABLE E2
               -------------------------------------------------------- -----------------------------------------------------------
                           JOINT AND SURVIVOR LIFE ANNUITY                       JOINT AND TWO-THIRDS SURVIVOR LIFE ANNUITY
                                      OLDER AGE                                                   OLDER AGE
               -------------------------------------------------------- -----------------------------------------------------------
                 50      55      60      65      70       75      80      50      55       60      65      70       75        80
               ------- ------- ------- ------- -------- ------- ------- ------- -------- ------- ------- -------- -------- --------
Y       [50      3.91    3.97    4.02  4.05    4.07     4.09    4.10    4.25    4.40     4.57    4.76    4.96     5.18       5.39
O
U        55              4.18    4.26  4.32    4.36     4.39    4.41            4.60     4.80    5.02    5.26     5.50       5.75
N
G        60                      4.54  4.65    4.73     4.78    4.81                     5.08    5.35    5.63     5.92       6.21
E
R        65                            5.04    5.19     5.29    5.35                             5.74    6.10     6.46       6.82

         70                                    5.75     5.95    6.08                                     6.67     7.15       7.62
A
G        75                                             6.77    7.06                                              8.04       8.69
E
         80                                                     8.29                                                        10.05]

          [These tables are based on an annual interest rate of 3 1/2%
         and the 1983(a) Individual Mortality Table using a proportional blend of 50% male and 50% female.]

            MODIFIED SINGLE PAYMENT VARIABLE LIFE INSURANCE CONTRACT
                                NON-PARTICIPATING